AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        PAINEWEBBER/GEODYNE ENERGY INCOME
                            LIMITED PARTNERSHIP II-A

TO THE SECRETARY OF STATE
OF THE STATE OF OKLAHOMA:

       The undersigned, desiring to amend and restate its certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, 54 O.S. Supp. 1988, Sec. 301-365 (the "Act"), does hereby state:

       1. The name of the limited partnership is "PaineWebber/ Geodyne Energy Income Limited Partnership II-A."

       2.    The  date  of  filing   the   original   certificate   of  limited
partnership is July 23, 1987.

       3. (a) The address of the office of the limited partnership, which is the same address where the records of the limited partnership are kept, is 320 South Boston, The Mezzanine, Tulsa, Oklahoma 74103-3708.

             (b)   The name and  address  of the agent for  service  of process
are  Geodyne  Properties,   Inc.,  320  South  Boston,  The  Mezzanine,  Tulsa,
Oklahoma 74103--3708.

       4. The name and business address of the general partner are as follows:
                   Geodyne Properties, Inc.
                   320 South Boston, The Mezzanine
                   Tulsa, Oklahoma 74103--3708

       5. The latest date upon which the limited partnership is to dissolve is December 31, 2001.

       6. The limited partnership hereby elects to become subject to all of the provisions of the Act.

DATED March 9, 1989.
                                        Geodyne Properties, Inc.
                                        General Partner of PaineWebber/
                                        Geodyne Energy Income Limited
                                        Partnership II-A

                                        By: /s/ Michael E. Luttrell
                                            ------------------------------
                                           Michael E. Luttrell
                                           Executive Vice President